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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Newpark Resources, Inc. 2003 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated February 27, 2003, with respect to the consolidated financial statements of Newpark Resources, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana
June 20, 2003